                                          Rule 424(b)(3)
                                          File No. 33-59559

PRICING SUPPLEMENT NO. 13 DATED FEBRUARY 22, 1996
(To Prospectus Dated June 26, 1995, as Supplemented August 16, 1995)

               COUNTRYWIDE FUNDING CORPORATION
                 MEDIUM-TERM NOTES, SERIES D
         DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
           PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST UNCONDITIONALLY GUARANTEED BY
             COUNTRYWIDE CREDIT INDUSTRIES, INC.

                      FIXED RATE NOTES

                      ----------------

Trade Date:           February 22, 1996   Book Entry:   [x]
Issue Price:          100%                Certificated: [ ]
Original Issue Date:  February 27, 1996   Principal Amount:   $22,000,000
Stated Maturity Date: March 1, 2001       Net Proceeds:       $21,890,000
Interest Rate:        6.05%               Specified Currency: U.S. Dollars

Exchange Rate Agent:    N/A

Minimum Denomination:   $1,000
Interest Payment Dates: January 15 and July 15
Record Dates:           December 31 and June 30

Redemption:                       Repayment:

  Check box opposite applicable      Check box opposite
    paragraph:                         applicable paragraph:
  [x]  The Notes cannot be           [x]  The Notes cannot be
    redeemed prior to maturity.        repaid prior to maturity.
  [ ]  The Notes may be redeemed     [ ]  The Notes may be
    prior to maturity.                 repaid prior to maturity.
  Initial Redemption Date:           Optional Repayment Dates:
  Initial Redemption Percentage:
  Annual Redemption Percentage
    Reduction, if any:

Additional/Other Terms:  N/A

Agent:  Merrill Lynch & Co.

                      ----------------

     The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CFC and will rank pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness. As of November 30, 1995, the Guarantor did not have any secured indebtedness outstanding, and CFC had $1,023,295,327 aggregate principal amount of secured indebtedness outstanding. As of such date, CFC had $4,589,550,775 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                          Rule 424(b)(3)
                                          File No. 33-59559

PRICING SUPPLEMENT NO. 14 DATED FEBRUARY 22, 1996
(To Prospectus Dated June 26, 1995, as Supplemented August 16, 1995)

               COUNTRYWIDE FUNDING CORPORATION
                 MEDIUM-TERM NOTES, SERIES D
         DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
           PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST UNCONDITIONALLY GUARANTEED BY
             COUNTRYWIDE CREDIT INDUSTRIES, INC.

                      FIXED RATE NOTES

                      ----------------

Trade Date:           February 22, 1996   Book Entry:   [x]
Issue Price:          100%                Certificated: [ ]
Original Issue Date:  February 27, 1996   Principal Amount:    $21,000,000
Stated Maturity Date: March 1, 2001       Net Proceeds:        $20,895,000
Interest Rate:        6.05%               Specified Currency:  U.S. Dollars

Exchange Rate Agent:    N/A

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15
Record Dates:           December 31 and June 30

Redemption:                       Repayment:

  Check box opposite applicable      Check box opposite
    paragraph:                         applicable paragraph:
  [x]  The Notes cannot be           [x]  The Notes cannot be
    redeemed prior to maturity.        repaid prior to maturity.
  [ ]  The Notes may be redeemed     [ ]  The Notes may be
    prior to maturity.                 repaid prior to maturity.
  Initial Redemption Date:           Optional Repayment Dates:
  Initial Redemption Percentage:
  Annual Redemption Percentage
    Reduction, if any:

Additional/Other Terms:  N/A

                      ----------------

     The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CFC and will rank pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness. As of November 30, 1995, the Guarantor did not have any secured indebtedness outstanding, and CFC had $1,023,295,327 aggregate principal amount of secured indebtedness outstanding. As of such date, CFC had $4,589,550,775 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                          Rule 424(b)(3)
                                          File No. 33-59559

PRICING SUPPLEMENT NO. 15 DATED FEBRUARY 22, 1996
(To Prospectus Dated June 26, 1995, as Supplemented August 16, 1995)

               COUNTRYWIDE FUNDING CORPORATION
                 MEDIUM-TERM NOTES, SERIES D
         DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
           PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST UNCONDITIONALLY GUARANTEED BY
             COUNTRYWIDE CREDIT INDUSTRIES, INC.

                      FIXED RATE NOTES

                      ----------------

Trade Date:           February 22, 1996   Book Entry:   [X]
Issue Price:          100%                Certificated: [ ]
Original Issue Date:  February 27, 1996   Principal Amount:   $21,000,000
Stated Maturity Date: March 1, 2001       Net Proceeds:       $20,895,000
Interest Rate:        6.05%               Specified Currency: U.S. Dollars

Exchange Rate Agent:    N/A

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15
Record Dates:           December 31 and June 30

Redemption:                       Repayment:

  Check box opposite applicable      Check box opposite
    paragraph:                         applicable paragraph:
  [x]  The Notes cannot be           [x]  The Notes cannot be
    redeemed prior to maturity.        repaid prior to maturity.
  [ ]  The Notes may be redeemed     [ ]  The Notes may be
    prior to maturity.                 repaid prior to maturity.
  Initial Redemption Date:           Optional Repayment Dates:
  Initial Redemption Percentage:
  Annual Redemption Percentage
    Reduction, if any:

Additional/Other Terms:  N/A

                      ----------------

     The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CFC and will rank pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness. As of November 30, 1995, the Guarantor did not have any secured indebtedness outstanding, and CFC had $1,023,295,327 aggregate principal amount of secured indebtedness outstanding. As of such date, CFC had $4,589,550,775 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                          Rule 424(b)(3)
                                          File No. 33-59559

PRICING SUPPLEMENT NO. 16 DATED FEBRUARY 22, 1996
(To Prospectus Dated June 26, 1995, as Supplemented August 16, 1995)

               COUNTRYWIDE FUNDING CORPORATION
                 MEDIUM-TERM NOTES, SERIES D
         DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
           PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST UNCONDITIONALLY GUARANTEED BY
             COUNTRYWIDE CREDIT INDUSTRIES, INC.

                      FIXED RATE NOTES

                      ----------------

Trade Date:           February 22, 1996   Book Entry:   [x]
Issue Price:          100%                Certificated: [ ]
Original Issue Date:  February 27, 1996   Principal Amount:    $21,000,000
Stated Maturity Date: March 1, 2001       Net Proceeds:        $20,895,000
Interest Rate:        6.05%               Specified Currency:  U.S. Dollars

Exchange Rate Agent:    N/A

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15
Record Dates:           December 31 and June 30

Redemption:                       Repayment:

  Check box opposite applicable    Check box opposite
    paragraph:                       applicable paragraph:
  [x]  The Notes cannot be           [x]  The Notes cannot be
    redeemed prior to maturity.        repaid prior to maturity.
  [ ]  The Notes may be redeemed     [ ]  The Notes may be
    prior to maturity.                 repaid prior to maturity.
  Initial Redemption Date:           Optional Repayment Dates:
  Initial Redemption Percentage:
  Annual Redemption Percentage
    Reduction, if any:

Additional/Other Terms:  N/A

                      ----------------

     The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CFC and will rank pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness. As of November 30, 1995, the Guarantor did not have any secured indebtedness outstanding, and CFC had $1,023,295,327 aggregate principal amount of secured indebtedness outstanding. As of such date, CFC had $4,589,550,775 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.